UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 11, 2014

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The 2014 annual meeting of shareholders of the Company was held on September 11, 2014.

(b)	The final voting results of the proposals submitted to a vote of the Company’s shareholders at the annual meeting are set forth below.

1)	Each of the following nominees for director was elected to serve until the next annual meeting of shareholders or until a respective successor is elected and qualified:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Paul J. Brown	207,676,594	326,744	308,539	19,378,439
William C. Cobb	207,650,668	345,073	316,136	19,378,439
Robert A. Gerard	207,601,203	399,988	310,686	19,378,439
David Baker Lewis	207,605,395	394,263	312,219	19,378,439
Victoria J. Reich	207,626,821	365,241	319,815	19,378,439
Bruce C. Rohde	207,552,517	445,011	314,349	19,378,439
Tom D. Seip	207,210,619	773,490	327,768	19,378,439
Christianna Wood	207,585,923	388,305	337,649	19,378,439
James F. Wright	207,565,699	435,838	310,340	19,378,439

2)
The proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2015 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
226,674,435	573,981	441,900	0

3)	The advisory proposal on the Company’s named executive officer compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
203,967,548	2,756,429	1,587,900	19,378,439

4)	The proposal for the approval of the Amended And Restated Executive Performance Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
204,126,802	3,550,461	634,614	19,378,439

5)	The shareholder proposal concerning political contributions was not approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,880,439	73,985,538	58,445,900	19,378,439

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Performance Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: September 12, 2014	By:/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary

EXHIBIT INDEX

10.1	Amended and Restated Executive Performance Plan